UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2020

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on January 27, 2020, Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva, Inc. (Nasdaq: INVA) (“Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement, up to 8,710,800 newly issued shares of common stock, par value $0.01 per share (“common stock”), of the Company (the “Shares”) and warrants (the “Common Warrants”) to purchase up to 8,710,800 shares of common stock, with an exercise price per share of $2.87 (the “Private Placement”). Each share of common stock is sold together with one Common Warrant, and the per-unit purchase price is $2.87.

First Closing

The Private Placement is occurring in two tranches. The first closing (the “First Closing”) occurred on February 12, 2020, at which time Innoviva purchased 993,139 Shares and 993,139 Common Warrants, which was the maximum number of Shares and Common Warrants issuable to Innoviva in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders’ approval under the listing requirements of the NYSE American, in exchange for an aggregate gross cash payment of approximately $2.8 million. The First Closing was subject to the satisfaction of certain previously disclosed closing conditions (including obtaining voting agreements (the “Voting Agreements”) from stockholders of the Company representing at least 50.1% of the outstanding shares of common stock). As of February 12, 2020, Armata had obtained Voting Agreements from stockholders representing approximately 61.3% of Armata’s outstanding common stock.

Second Closing

At the closing of the second tranche (the “Second Closing”), subject to satisfaction of certain closing conditions, including the Company’s stockholders’ voting in favor of the Private Placement, Innoviva will purchase 7,717,661 Shares and 7,717,661 Common Warrants for an aggregate purchase price of approximately $22.2 million.

Registration Rights Agreement and Investor Rights Agreement

As part of the First Closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) and an investor rights agreement (the “Investor Rights Agreement”) with Innoviva.

Pursuant to the Registration Rights Agreement, the Company must file a registration statement on Form S-1 or Form S-3 (the “Shelf Registration Statement”) covering the resale of the securities issued and sold pursuant to the Securities Purchase Agreement with the U.S. Securities and Exchange Commission (the “Commission”) on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva may reasonably specify. The Company must use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (i) no later than the fifteenth (15th) day following the filing of the Shelf Registration Statement in the event of no “review” by the Commission, (ii) no later than the sixtieth (60th) day following the filing of the Shelf Registration Statement in the event of “limited review” by the Commission, or (iii) in the event of a “review” by the Commission, the one hundred and twentieth (120th) day following the filing of the Shelf Registration Statement, subject to certain exceptions.

The Investor Rights Agreement provides that for so long as Innoviva and its affiliates hold at least 12.5% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate two (2) directors to the board of directors of the Company (the “Board”), and for so long as Innoviva and its affiliates hold at least 8% but less than 12.5% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate one (1) director to the Board, subject to certain qualifications and conditions in the Investor Rights Agreement. The Investor Rights Agreement also provides for participation rights for Innoviva to participate in future offerings of equity securities by the Company.

The foregoing descriptions of the Registration Rights Agreement and Investor Rights Agreement, as well as the transactions contemplated therein, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated by reference herein. The Securities Purchase Agreement, a Form of Voting Agreement and a Form of Common Warrant were filed as Exhibits 10.1, 10.3 and 4.1, respectively, to the Current Report on Form 8-K, filed by the Company on January 29, 2020, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. At the First Closing, the Company issued 993,139 shares of common stock, and 993,139 Common Warrants, in exchange for gross proceeds of approximately $2.8 million. The offering and sale of Shares and Common Warrants at the First Closing were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and were not registered under the Securities Act or any state securities laws. The Shares and the Common Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information relating to the Investor Rights Agreement contained in Item 1.01 above is incorporated by reference herein.

In connection with the First Closing, on February 12, 2020, Richard Bear and Michael S. Perry, D.V.M., Ph.D., resigned from the Board. Such resignations were not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective upon the resignations of Mr. Bear and Dr. Perry, two individuals designated by Innoviva, Sarah Schlesinger, M.D. and Odysseas Kostas, M.D., were appointed to fill the newly created vacancies.

Like other non-employee directors, Drs. Schlesinger and Kostas will each be entitled to receive an annual cash retainer of $40,000 for service on the Board. The Company also intends to enter into indemnity agreements with each of Drs. Schlesinger and Kostas, a form of which was previously filed with the SEC as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on January 19, 2016.

In addition, Drs. Schlesinger and Kostas will each be eligible to receive equity awards in amounts to be determined by the Board pursuant to the Company’s 2016 Stock Incentive Plan, as amended (the “Plan”). A copy of the Plan was previously filed with the SEC as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 10, 2019. Drs. Schlesinger and Kostas will each receive an option award to purchase 27,383 shares of the common stock at an exercise price equal to the fair market value of one share of common stock on February 12, 2020, the date of grant. The awards will vest in two equal installments on each of February 12, 2021 and 2022. The awards will be governed by the form of Stock Option Grant Notice and Option Agreement previously filed with the SEC on the Company’s Quarterly Report on Form 10-Q filed on August 14, 2019.

Other than the Investor Rights Agreement, there is no arrangement or understanding between Drs. Schlesinger or Kostas, on the one hand, and any other person, on the other, pursuant to which either was selected as a director of the Company and there are no family relationships between Drs. Schlesinger or Kostas, on the one hand, and any of the Company’s directors or executive officers, on the other. There are no transactions to which the Company is a party and in which Drs. Schlesinger or Kostas has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On February 13, 2020, the Company issued a press release announcing the completion of the First Closing. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated February 12, 2020, by and between the Company and Innoviva.

4.2	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).

10.1	Investor Rights Agreement, dated February 12, 2020, by and between the Company and Innoviva.

10.2	Securities Purchase Agreement, dated January 27, 2020, by and between the Company and Innoviva (incorporated herein by reference to Exhibit 10.1 to the Current report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).

10.3	Form of Voting Agreement by and between Innoviva and certain stockholders of the Company (incorporated herein by reference to Exhibit 10.3 to the Current report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).

99.1	Press Release, dated February 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2020	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer